Bell Boyd & Lloyd LLC                         THREE FIRST NATIONAL PLAZA
                                              70 WEST MADISON STREET, SUITE 3300
                                              CHICAGO, ILLINOIS 60602-4207
                                              312.372.1121  FAX 312.372-2098
STACY H. WINICK
DIRECT DIAL:  312 807-4255                    OFFICES IN CHICAGO
swinick@bellboyd.com                          AND WASHINGTON, D.C.


350899/D/1   WMLJ01_

                                            January 30, 2002



         As counsel for Liberty-Stein Roe Advisor Trust (the "Trust"), we consent to the incorporation by reference of our opinions relating to the respective series of the Trust filed as the following exhibits to the following post-effective amendments ("PEAs") to the Trust's registration statement on Form N-1A, Securities Act File No. 33-17255:


                                                         Date of     Date of
               Series                                    Opinion     Filing

Stein Roe Advisor Growth Stock Fund(now                  1/27/97     1/29/97
     named Liberty Growth Stock Fund)
Stein Roe Advisor Growth Investor Fund (now  1/27/97     1/29/97
     named Liberty Young Investor Fund)

         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                         Very truly yours,

                                                         BELL, BOYD & LLOYD LLC


                                                         By /s/ Stacy H. Winick
                                                              Stacy H. Winick